Exhibit 10.21
U.S. BANK CENTRE
OFFICE LEASE AGREEMENT

Landlord:	BENTALL CITY CENTRE L.L.C.

Tenant:	SCOPE INTERNATIONAL, INC.

Date:	September 28, 1998

U.S. BANK CENTRE
OFFICE LEASE AGREEMENT
     THIS LEASE is made as of this _____ day of ___________, 1998, by and between BENTALL CITY CENTRE L.L.C., a Washington limited liability company (hereinafter referred to as “Landlord”), and SCOPE INTERNATIONAL, INC, a Washington corporation (hereinafter referred to as “Tenant”).
LEASE SUMMARY

Section 1.1	The Building

(a)	Name:	U.S. Bank Centre
(b)	Address:	1420 Fifth Avenue
Seattle, WA 98101

(c)	Total Rentable Area of Building:	921,298 sq. ft.
(d)	Total Rentable Area of Office Tower:	842,493 sq. ft.

The Premises

(a)	Total Rentable Area:	3,874 sq. ft.
(b)	Floor Location:	26th Floor
(c)	Suite Number:	2628

Section 2.1	Use of Premises and Tenant’s Trade Name

(a)	Tenant’s Trade Name:	Scope International.
(b)	Use of Premises:	Business office use only.

Section 3.1	Lease Term

(a)	Sixty and one-half (60 1/2) months, from November 15, 1998, through November 30, 2003.
(b)	Lease Commencement Date: November 15, 1998.

Section 4.1	Basic Rent

		Rent Per Rentable
Month(s)	Monthly Rent Installment	Sq. Ft. Per Year

11/15/98 — 11/30/99	$10,898.85	$33.76
12/1/99 — 11/30/01	$11,221.69	$34.76
12/1/01 — 11/30/03	$11,544.52	$35.76

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Section 4.2	Operating Expenses

(a)	Tenant’s Proportionate Share:	.4205% of Total Rentable Area of Building

.4598% of Total Rentable Area of Office Tower

(b)	Base Year:	1998.

Section 5.1	Security Deposit

(a)	Security Deposit:	$11,544.52

Section 5.2	Prepaid Rent

(a)	Prepaid Rent:	$10,898.85
(b)	Month(s) to which the Prepaid Rent is
	applied:	December, 1998 (first full calendar month).

Section 19.1	Addresses for Notices

(a)	Landlord:	(b) Tenant:

	Bentall City Centre, L.L.C.	Scope International
	c/o General Manager	Suite 2628
	Suite 1550	1420 Fifth Avenue
	1420 Fifth Avenue	Seattle, WA 98101
Seattle, WA 98101

Section 21.13	Broker’s Commission

(a)	Landlord’s Leasing Representative
	(Broker/Salesperson):	Pat Pendergast
(b)	Landlord’s Leasing Representative (Firm):	Washington Partners
(c)	Address:	520 Pike Street, Suite 1450
Seattle, WA 98101
(d)	Tenant’s Leasing Representative
	(Broker/Salesperson):	Brian Kelly
(e)	Tenant’s Leasing Representative (Firm):	Steven C. Johnson & Associates
(f)	Address:	600 University Street, Suite 3025
Seattle, Washington 98101-3115

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)
Exhibits:
A — Tenant Floor Plan
B — Legal Description
C — Tenant Improvements and Landlord’s and Tenant’s Work
D — Rules and Regulations
E — Intentionally deleted.
F — Estoppel Certificate
G — Subordination
H — Parking Agreement

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U.S. BANK CENTRE
OFFICE LEASE AGREEMENT
ARTICLE 1. PREMISES
     Section 1.1 Premises Defined. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area and the location described in the Lease Summary and designated on the plans attached hereto as Exhibit A (hereinafter referred to as the “Premises”). The Premises are located in the building known as the U.S. Bank Centre (the “Building”) which is situated in the City of Seattle, County of King, State of Washington and located upon the real property described in Exhibit B (the “Property”).
     Section 1.2 Alterations. Tenant acknowledges that Exhibit A sets forth the floor plan for the floor(s) of the Building on which the Premises is located and the location of the Premises therein. Landlord may in its sole discretion increase, decrease, or change the number, locations and dimensions of any hallways, lobby areas and other improvements shown on Exhibit A that are not within the Premises, provided the same does not unreasonably interfere with Tenant’s use of the Premises. Upon reasonable advance notice to Tenant, Landlord reserves the right from time to time (a) to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building; (b) to alter or expand the Building; and (c) to alter, relocate or substitute any of the Common Areas, as defined in Section 1.4 below.
     Section 1.3 Condition of Premises. The Premises are leased by Landlord and accepted by Tenant in an “as is” condition, subject to any improvements, alterations or modifications to be made pursuant to Article 7 below, and the requirement of Landlord to complete the improvements specified therein.
     Section 1.4 Common Areas. So long as Tenant occupies the Premises under the terms of this Lease, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, and other public areas of the Building (the “Common Areas”) in common with Landlord, other Building tenants, and their respective licensees, invitees, customers and employees. The use of the Common Areas shall be subject to the terms and conditions of this Lease.
ARTICLE 2. BUSINESS PURPOSE AND USE
     Section 2.1 Permitted Uses. Tenant shall use the Premises solely for the purposes specified in the Lease Summary, and for no other business or purpose without the prior written consent of the Landlord. Tenant shall use the Premises solely under the trade name specified in the

Lease Summary, and under no other name without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.
     Section 2.2 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will (a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; (b) obstruct or interfere in any way with the rights of other tenants or occupants of the Building or injure or unreasonably annoy any of them; or (c) use or allow the Premises to be used for any improper, unlawful or objectionable purposes. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.
     Section 2.3 Compliance With Laws. Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and/or the Premises. To the extent Landlord is required by the City of Seattle to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees.
ARTICLE 3. TERM
     Section 3.1 Term. The term of this Lease shall commence on the Lease Commencement Date identified in Section 3.1(b) of the Lease Summary. From the Lease Commencement Date, the term of this Lease shall continue for the time period specified in the Lease Summary, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. The period between the Lease Commencement Date and the Termination Date shall be referred to as the “Lease Term” or “Term”. The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit C, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.
     Section 3.2 Lease Year. “Lease Year” shall mean that period of twelve (12) consecutive months which ends on December 31 of each year and which falls within the Term of this Lease; provided, however, the first Lease Year (which may be a partial Lease Year) shall mean that period from the Lease Commencement Date until the December 31 first occurring after the Lease Commencement Date and the last Lease Year (which may be a partial Lease Year) shall mean that period from the January 1st last occurring during the Term of this Lease until the Termination Date.
     Section 3.3 Possession by Tenant. Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises, upon the date of substantial completion of the standard “Tenant Improvements”, described as “Landlord’s Work” in Exhibit C. Certification by Landlord’s architect (the “Project Architect”) as to the substantial completion of the Premises shall be conclusive and binding upon Landlord and Tenant. If Landlord cannot deliver possession of the

Premises to Tenant by the Lease Commencement Date, as specified in the Lease Summary, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.
ARTICLE 4. RENT
     Section 4.1 Basic Rent. Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the “Basic Rent” as specified in the Lease Summary. Basic Rent shall be payable in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.
     Section 4.2 Operating Expenses.
               4.2.1 This is a fully serviced, gross Lease. All Operating Expenses shall be included in the Basic Rent from the Lease Commencement Date through the Base Year (as defined in the Lease Summary). For each calendar year following the Base Year, Tenant shall pay, in monthly installments and as “Additional Rent”, an amount equal to the “Tenant’s Proportionate Share” (as hereinafter defined) of actual “Total Operating Expanses” (as hereinafter defined) minus Tenant’s Proportionate Share of actual Total Operating Expenses for the Base Year. Notwithstanding anything herein to the contrary, Tenant shall in no event pay less than the Basic Rent in any calendar year.
               4.2.2 “Tenant’s Proportionate Share” shall be computed by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Building or Total Rentable Area of the Office Tower, as applicable with respect to any particular Operating Expense. Tenant’s Proportionate Share upon the Lease Commencement Date for the entire Premises is as specified in the Lease Summary.
               4.2.3 “Rentable Area of the Building,” “Rentable Area of the Office Tower” and “Rentable Area of the Premises” are defined as those areas obtained by measuring the Building, Office Tower and Premises using Landlord’s method of measurement, which method is based substantially on the method of measuring floor area in office buildings specified in the American National Standard Publication ANSI/BOMA Z65.1-1996 published by the Building Owners and Managers Association International (otherwise known as “BOMA Standard”). The Total Rentable Area of the Building, Total Rentable Area of the Office Tower and Total Rentable Area of the Premises, as of the Lease Commencement Date, are as specified in the Lease Summary. The Total Rentable Area of the Premises exceeds the usable area of the Premises to include a pro rata share of hallways, restrooms, and other common elements located on the floor on which the Premises are located. Tenant’s Proportionate Share shall be calculated based upon the Total Rentable Area of the Building with respect to Operating Expenses the benefit of which are shared with Building retail and office tenants and based upon the Total Rentable Area of the Office Tower with respect to Operating Expenses the benefit of which are shared only with other Office Tower tenants.

               4.2.4 Landlord shall provide Tenant with a written estimate of Total Operating Expenses for the succeeding year at least thirty (30) days after the start of each Lease Year during the Lease Term, following the first Lease Year of the Lease Term. Tenant shall then pay to Landlord, monthly in advance, one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Total Operating Expenses for the said Lease Year in excess of the product of the Expense Stop multiplied by the Rentable Area of the Premises. In the event any item of actual Operating Expenses, including without limitation those items identified in subparagraph (4.2.6) below, increases five percent (5%) or more in price or cost over any twelve (12) month period, Landlord shall have the option to pass through to Tenant’s Proportionate Share of any increase in the actual Operating Expenses upon thirty (30) days’ written notice from Landlord to Tenant.
               4.2.5 Within one hundred twenty (120) days after the end of every Lease Year during the Lease Term, Landlord shall provide the Tenant with a written statement of the actual Total Operating Expenses for that Lease Year. If the actual Total Operating Expenses should exceed the estimated amount with respect to such Lease Year, then Tenant shall pay Landlord the additional amount due to the Landlord within thirty (30) days and, if actual Total Operating Expenses should be less than the estimated Total Operating Expenses for that Lease Year, then Landlord shall credit, against future Additional Rent due under this Article, the amount of any overpayment by Tenant.
               4.2.6 “Operating Expenses” as used herein shall mean all costs, expenses and other charges incurred by Landlord in connection with the ownership, operation, repair and maintenance of the Property and the Building as a first class mixed use retail/office building complex in the Central Business District of Seattle, Washington, including but not limited to:
                    4.2.6.1 Wages, salaries and fringe benefits of all employees and contractors engaged in the management, operation and maintenance of the Property and/or the Building; employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied against Landlord on those wages and salaries; and the cost to Landlord of disability and hospitalization insurance and pension or retirement benefits for these employees;
                    4.2.6.2 All supplies and materials used in the operation and maintenance of the Property and/or the Building;
                    4.2.6.3 Cost of water and power, and cost of heating, lighting, air conditioning and ventilating the Building, the Common Areas and the Premises, which costs shall be based on either Tenant’s Proportionate Share or separately allocated to the Premises, at Landlord’s option, based upon either direct usage, if separately metered, or an appropriate allocation among all tenants consuming those services as measured from the meter monitoring this usage;
                    4.2.6.4 The electrical costs incurred in the operation of the “chiller” for the Building, which shall be allocated pro rata among the Building tenants;
                    4.2.6.5 Cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building;

                    4.2.6.6 All premiums and deductibles on policies of compensation, public liability, property damage, automobile, garage keepers, rental loss and any other policies of insurance maintained by Landlord with respect to the Property, Building or any insurable interest therein. Cost of casualty and liability insurance applicable to the Property and/or the Building, the improvements therein, and Landlord’s personal property used in connection therewith;
                    4.2.6.7 Cost of janitorial services, repairs and general maintenance;
                    4.2.6.8 Any capital improvements made or installed (a) to be in compliance with any applicable government statutes, ordinances, regulations or other requirements, and (b) for purposes of saving labor or otherwise reducing applicable operating costs, amortized over the useful life of such improvements, as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;
                    4.2.6.9 Costs in connection with maintaining and operating any garage owned by the Landlord for use by tenants of the Building;
                    4.2.6.10 All taxes and assessments and governmental charges whether federal, state, county or municipal and any other taxes and assessments attributable to the Property and/or the Building or its operation, including without limitation real property taxes and assessments and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on Landlord’s business of leasing the Building, but excluding federal and state taxes on income;
                    4.2.6.11 The cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building;
                    4.2.6.12 Cost of all accounting and other professional fees incurred in connection with the operation of the Property and/or the Building;
                    4.2.6.13 A management fee, not to exceed current market rates, which may be payable to the Landlord;
                    4.2.6.14 Cost of replacing lamps, bulbs, starters and ballasts used in the Building, other than those for which the cost is billed directly to a tenant.
     Operating Expenses shall not include expenses for which the Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; costs of any work or service performed for or facilities furnished to a tenant at the tenant’s cost; the cost of correcting defects (latent or otherwise) in the construction of the Building, except those conditions (not occasioned by construction defects) resulting from wear and tear shall not be deemed defects; and costs of capital improvements and depreciation and amortization (except as provided in Section 4.2.6.8 or otherwise above). Landlord and Tenant shall each from time to time upon request of the other sign a written memorandum confirming the amount of the Additional Rent as adjusted from time to time hereunder.
               4.2.7 Tenant shall have the right, upon fulfillment of the conditions set forth below, to conduct one (1) audit of the Landlord’s books and records covering the Operating Expenses for a particular calendar year to verify the accuracy of the Landlord’s determination of the Tenant’s Proportionate Share of such Operating Expenses. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:
                    4.2.7.1 Tenant must provide Landlord not less than thirty (30) days’ prior written notice of the Tenant’s election to audit (the “Tenant’s Notice of Audit”), together with the information concerning the auditor as outlined in subsection 4.2.7.4 below, which Tenant’s Notice of Audit and information must be delivered to Landlord within thirty (30) days after Tenant’s receipt of the Landlord’s statement of actual Operating Expenses for a particular calendar year.
                    4.2.7.2 Tenant’s audit must be undertaken and completed by Tenant or its agents at reasonable times during Landlord’s normal business hours at the place where the Landlord’s records are kept. Said audit must be completed within ninety (90) days of Tenant’s receipt of the Landlord’s statement of Operating Expenses for a particular calendar year.
                    4.2.7.3 Tenant shall not entitled to conduct an audit if Tenant is in default under this Lease at the time Tenant gives its Tenant’s Notice of Audit or at the time the Tenant or its agent undertakes the audit.
                    4.2.7.4 At the time the Tenant delivers its Tenant’s Notice of Audit to Landlord, the Tenant shall also provide evidence reasonably acceptable to the Landlord that the audit will be a “fair and true audit.” For the purposes hereof, the term “fair and true audit” shall mean that the review of the subject books and records shall be undertaken and completed by the Tenant, its officers or employees, or by an independent accounting firm being paid on an hourly basis and that in no event will the party auditing the books (or that party’s employer or principal) directly or indirectly base the compensation or fees for such audit work upon a percentage of the savings found or the return due the Tenant by reason of that audit.
                    4.2.7.5 The Tenant’s rights to audit the Landlord’s books and records shall be strictly limited to the right set forth above and the Tenant shall have no right to audit any of the Landlord’s books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately preceding calendar year as set forth above. All costs and expenses of the audit shall be borne solely by the Tenant.
                    4.2.7.6 A true and correct copy of the audit shall be delivered to the Landlord within fifteen (15) days of the completion of such audit if Tenant requests a credit for overpayment. Any overpayment shown by such audit shall be subject to the Landlord’s prompt verification and, upon such verification, shall be given to the Tenant as a credit against Operating Expenses next falling due or, if after the expiration of the Term, shall be paid directly to Tenant.
     Section 4.3 Rent. The terms “Rent” and “Rental” as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article 4 shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.
     Section 4.4 Place of Payment. All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made without deduction, setoff, prior notice or demand by Landlord.
ARTICLE 5. SECURITY DEPOSIT AND PREPAID RENT
     Section 5.1 Security Deposit. Contemporaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum set forth as the Security Deposit in the Lease Summary as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, the repair of damage to the Premises caused by Tenant and/or cleaning the Premises upon termination of this Lease, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, the repair of such damage to the Premises, the cost of cleaning or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep Tenant’s Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ten (10) days after the expiration of the Lease Term.
     Section 5.2 Prepaid Rent. Contemporaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum set forth as Prepaid Rent in the Lease Summary to be applied to Basic Rent for the month-during the Term hereof as specified in the Lease Summary. In the event Tenant defaults under the terms of this Lease prior to the application of the Prepaid Rent, such sums shall be held as a Security Deposit to be disposed of in accordance with Section 5.1 above.

ARTICLE 6. TAXES
     Section 6.1 Personal Property Taxes. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.
     Section 6.2 Business Taxes. Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.
ARTICLE 7. MAINTENANCE, REPAIRS AND ALTERATIONS
     Section 7.1 Landlord’s and Tenant’s Improvements. Landlord and Tenant shall, each at its own expense, complete and install in a good and workmanlike manner within the Premises those items specified as the “Landlord’s Work” and “Tenant’s Work”, respectively, on Exhibit C attached hereto.
     Section 7.2 Services to Be Furnished by Landlord. Provided Tenant is not in default under any of the provisions of this Lease, and subject to reimbursement pursuant to Section 4.2 above, Landlord shall provide the following services during standard hours of operation of the Building. These standard hours of operation are 8 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 1 p.m., on Saturdays.
               7.2.1 Public utilities shall be caused to furnish the Premises with electricity and water utilized in operating any and all facilities serving the Premises;
               7.2.2 Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at temperatures and in amounts as are considered by Landlord to be standard, but this service at times during the weekdays at other than standard hours of operation for the Project, on Saturday afternoons, Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof;
               7.2.3 Routine maintenance, painting and electric lighting service for all Common Areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard and consistent with the operation and maintenance of the Building as a first-class office building in the Central Business District (CBD) of Seattle;
               7.2.4 Janitorial service, on a five (5) day week basis, excluding Fridays, Saturdays, and legal holidays;
               7.2.5 Electrical facilities to provide sufficient power for typewriters, personal computers and other small office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (itself) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase per square foot. If any electrical equipment installed in the Premises requires air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and corresponding operating costs will be the separate obligation of the Tenant; and
               7.2.6 Security for the Building; provided, however, Landlord shall not be liable to Tenant or any employee, invitee, licensee or sublessee of Tenant for bodily injury, property damage, or other losses or damages due to theft, burglary, or other criminal activities occurring in or about the Building.
In the event Tenant desires any of the aforementioned services in amounts in excess of those deemed by Landlord to be “standard” and in the event Landlord elects to provide these additional services, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing these additional services. Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant’s obligations hereunder (including, but not limited to, the payment of Rent). Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for a reduction, abatement or rebate of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.
     Section 7.3 Tenant’s Maintenance and Repairs. Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property located within the Premises and to all trade fixtures, furnishings and carpet located within the Premises, Tenant also shall be responsible for maintaining and replacing all specialty lamps, bulbs, starters and ballasts.
     Section 7.4 Tenant’s Alterations. Subject to Landlord’s prior written approval, Tenant may make, at its expense, additional improvements or alterations to the Premises which it may deem necessary or desirable. Landlord’s approval to any improvements or alterations may be withheld in Landlord’s sole discretion if such improvements or alterations require any other alteration, addition, or improvement to be performed or made to any portion of the Building other than the Premises. Any repairs or new construction by Tenant shall be done in compliance with all applicable laws, rules, and regulations (including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”)) and in conformity with plans and specifications approved by Landlord and shall be performed by a licensed contractor approved by Landlord; provided, however, Landlord’s consent to any alterations or improvements, or Landlord’s approval of plans and specifications for such alterations or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations (including, without limitation, the ADA). If requested by Landlord, Tenant shall post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant.

All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Landlord may require Tenant to remove and restore any improvements or alterations on the termination of this Lease in accordance with Section 13.2 below.
     Section 7.5 Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, pest or provide security in a form and amount acceptable to Landlord to insure that title to the Property remains free from the lien claimed.
ARTICLE 8. INSURANCE
     Section 8.1 Use; Rate. Tenant shall not do anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the Building and/or Property. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord.
     Section 8.2 Liability Insurance. Tenant shall during the Lease Term, at its sole expense, maintain in full force a policy or policies of commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant’s exclusive control. Said liability insurance shall be in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage per occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate.
     Section 8.3 Worker’s Compensation Insurance. Tenant shall at all times maintain Worker’s Compensation Insurance in compliance with Washington law.
     Section 8.4 Casualty Insurance. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form policy or policies of property and all-risk coverage with an extended coverage endorsement covering all interior and storefront glass, whether plate or otherwise, stock in trade, trade fixtures, equipment, and other personal property located in the Premises and used by Tenant in connection with its business.
     Section 8.5 Compliance With Regulations. Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Premises and/or Building.
     Section 8.6 Waiver of Subrogation. Any property and all-risk coverage insurance carried by Landlord or Tenant insuring, in whole or in part, the Building and/or the Premises, including improvements, alterations and changes in and to the Premises made by either of them, and

Tenant’s trade fixtures therein shall be written in such a manner as to permit the waiver of rights of subrogation prior to loss by either party against the other in connection with loss or damage covered by the policies involved. So long as the policy or policies can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. Either party shall, upon request by the other party, furnish such other party evidence of its compliance with this Section 8.6.
     Section 8.7 General Requirements.
               8.7.1 All policies of insurance required to be carried hereunder by Tenant shall be written by companies licensed to do business in Washington and which have A.M. Best rating of not less than A:XIII or better in the “Best’s Key Rating Guide”. Tenant shall, when requested by Landlord, furnish Landlord with a certificate evidencing insurance required to be maintained by Tenant pursuant to this Article 8 and shall satisfy Landlord that each such policy is in full force and effect.
               8.7.2 The commercial general liability insurance required to be carried under Section 8.2 above shall be primary and non-contributing with the insurance carried by Landlord.
               8.7.3 Each policy required under Sections 8.2 and 8.4 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord, Landlord’s property manager, and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called “Additional Insured,” as their respective interests may appear.
               8.7.4 All insurance policies maintained by Tenant shall not be subject to cancellation in coverage except upon at least thirty (30) days’ prior written notice to Landlord. The policies of insurance or duly executed Accord Form 27, Evidence of Property Insurance Forms evidencing such policies, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.
               8.7.5 If the Tenant fails to procure and maintain insurance as required by this Article 8, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in Section 21.7 below from the date of payment by the Landlord to the date of repayment by the Tenant.
               8.7.6 The limits of any insurance maintained by Tenant pursuant to this Article 8 shall in no way limit the liability of Tenant under this Lease.
               8.7.7 All policies required in Sections 8.2, 8.3, and 8.4 shall have A.M. Best rating of not less than A:XIII and written with an insurance company licensed to do business in the State of Washington.

     Section 8.8 Blanket Insurance. The Tenant may fulfill its insurance obligations hereunder by maintaining a so-called “blanket” policy or policies of insurance in a form that provides by specific endorsement coverage not less than that which is required hereunderfor the particular property or interest referred to herein; provided, however, that the coverage required by this Article 8 will not be reduced or diminished by reason of use of such blanket policy of insurance.
ARTICLE 9. DESTRUCTION AND CONDEMNATION
     Section 9.1 Total or Partial Destruction.
               9.1.1 In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:
                    9.1.1.1 In the event of total destruction, at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after the discovery of such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of the discovery of such total destruction.
                    9.1.1.2 In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the discovery of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 9.1.1.2, Landlord shall give written notice to Tenant of its intention within sixty (60) days after Landlord’s discovery of such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date possession of the Premises is surrendered to Landlord.
               9.1.2 Upon any termination of this Lease under any of the provisions of this Section 9.1, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

               9.1.3 In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section. 9.1. Notwithstanding anything to the contrary contained in this Section 9.1, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the discovery of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.
               9.1.4 If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.
               9.1.5 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.
               9.1.6 Notwithstanding anything to the contrary contained in this Section 9.1. Landlord shall not have any obligation, whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 9.1 is discovered during the last twelve (12) months of the Term of this Lease or any extension hereof.
               9.1.7 Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.
     Section 9.2 Condemnation. If the whole of the Building or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. No award, settlement in lieu of an award, or any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award or settlement in lieu of an award which may be made in the taking or condemnation proceeding, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided that nothing herein shall prevent Tenant from making a separate claim against the condemning authority for the taking of Tenant’s personal property and/or moving costs so long as such claim in no way affects the award to be received by Landlord.
     Section 9.3 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this Article 9.
ARTICLE 10. INDEMNITY AND WAIVER
     Section 10.1 Indemnity.
               10.1.1 Tenant, as a material part of the consideration to be rendered to Landlord, and subject to subsection 10.1.2 below, hereby agrees to defend, indemnify, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and/or control of the Premises, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Landlord or Landlord’s agents, employees or contractors. Landlord, subject to subsection 10.1.2 below, hereby agrees to defend, indemnify, and hold Tenant harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any breach of the terms of this Lease by Landlord, or any violation of any governmental or insurance requirements by Landlord, its employees or contractors, except and to the extent as may arise out of the willful or negligent acts of Tenant or Tenant’s agents, employees or contractors.
               10.1.2 In the event of concurrent negligence of Tenant, its sublessees assignees, invitees, agents, employees, contractors, or licensees on the one hand, and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas, or Building, Tenant’s obligation to indemnify Landlord as set forth in this Section 10.1 shall be limited to the extent of Tenant’s negligence, and that of Tenant’s sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant’s proportional share of costs, attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. Tenant agrees that it will not assert its industrial insurance immunity if such assertion would be inconsistent with Landlord’s right to indemnification from Tenant pursuant to this Section 10.1. The parties agree that this provision was mutually negotiated.

     Section 10.2 Waiver. All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of Landlord’s negligence or willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Building (including the Common Areas) or renting or occupying any part of the Building (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on, or about the Premises or the Common Areas.
ARTICLE 11. DELAYS
     Section 11.1 Delays. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to elsewhere in this Lease as a “Delaying Cause”) acts of the other party, action of the elements, war, riot, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the parry so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but shall in no way affect Tenant’s obligation to pay Rent or the length of the Lease Term.
ARTICLE 12. ASSIGNMENT, SUBLEASE AND SUCCESSION
     Section 12.1 Consent Required. Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld by Landlord following Landlord’s receipt of the items described in the following sentence. Landlord may condition its consent upon an increase in the Basic Rent payable hereunder in an amount equal to any subrental or other consideration received by Tenant as a result of the subletting or assignment which is in excess of the Basic Rent provided for in Section 4.1 above, and the submission of all information requested by Landlord pertaining to the proposed assignment/sublease, including the business proposed to be conducted by the assignee/sublessee, the financial condition of the proposed assignee/sublessee, hours of operation of the proposed assignee/sublessee, and such other documentation and information as may be requested by Landlord. Landlord shall require a Five Hundred Dollar ($500.00) payment to cover its handling charges for each assignment or sublease it is requested to approve. The sale, assignment, transfer, sublease or disposition, whether for value, by operation of law, gift, will, or intestacy, of (a) fifty percent (50%) or more of the issued and outstanding stock of Tenant if Tenant is a corporation, or (b) of the interest of any general partner, joint venturers, or associate of Tenant, if Tenant is a partnership, joint venturer, or association, shall be deemed an assignment of this Lease under this Section 12.1.

     Section 12.2 General Conditions. In the event of any assignment or sublease, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Any one assignment or subletting approved by Landlord pursuant to Section 12.1, shall not be deemed to allow any further assignment or subletting without Landlord’s prior written consent.
     Section 12.3 Succession. Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.
ARTICLE 13. SURRENDER OF POSSESSION
     Section 13.1 Surrender. At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.
     Section 13.2 Condition at Time of Surrender. Furnishings, trade fixtures and equipment including but not limited to voice and data cabling, telecommunications equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant’s property, and Tenant shall deliver the Premises to Landlord in clean and good condition, except for reasonable wear and tear.
ARTICLE 14. HOLDING OVER
     Section 14.1 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Rent payments to be paid by Tenant shall be subject to increase at the sole discretion of Landlord in an amount equal to one hundred fifty percent (150%) of the then applicable Rental rate; provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Rent charged during any period of holding over shall be as stated above.
ARTICLE 15. ENTRY BY LANDLORD
     Section 15.1 Entry by Landlord. Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers or lessees, to post notices of nonresponsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that the entrance to the Premises shall not be blocked unreasonably thereby and, provided, further that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s exercise of its rights pursuant to this Section 15.1, except and to the extent any such damage, injury or interference results from the negligence of Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to provide reasonable advance notice to Tenant before entering the Premises for any reason other than routine entries (for example, to replace light bulbs) or emergencies threatening injury to persons or damage to property.
     Section 15.2 Failure to Surrender. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant.
ARTICLE 16. SUBORDINATION
     Section 16.1 Lease Subordinate To Mortgages. This Lease shall automatically be subordinate to any existing mortgages or deeds of trust which affect the Property, the Building and/or the Premises; to any first mortgages or deeds of trust hereafter affecting the Property, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof. This provision shall be self-operative and no further instrument of subordination shall be required by any existing or first mortgagee or beneficiary of a deed of trust; provided, that Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Property as a result of Landlord’s default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease.
     Section 16.2 Estoppel Certificates. Tenant shall, within fifteen (15) days of presentation, acknowledge and deliver to Landlord (a) any subordination or non-disturbance agreement or other instrument that Landlord may require to carry out the provisions of this Article, and (b) any estoppel certificate requested by Landlord from time to time in the standard form of any mortgages or beneficiary of and deed of trust affecting the Building and Premises certifying, if such be true, that Tenant is in occupancy, that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, and stating the modifications and the dates to which the Rent and other charges shall have been paid, and that there are no Rental offsets or claims. Acceptable forms of estoppel certificate and subordination agreement are attached as Exhibits F and G.
ARTICLE 17. DEFAULT AND REMEDY
     Section 17.1 Events of Tenant’s Default. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant:
               17.1.1 Vacation or abandonment of the Premises;
               17.1.2 Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of three (3) calendar days;
               17.1.3 Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of thirty (30) calendar days after Landlord gives written notice to Tenant of that failure; and
               17.1.4 Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within thirty (30) calendar days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease.
     Section 17.2 Remedies. In the event of any breach or default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession, of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord.

Notwithstanding the foregoing, Landlord shall also have the right upon Tenant’s default to terminate this Lease, accelerate all Rental payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term, after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord’s reasonably anticipated costs of reletting the Premises.
     Section 17.3 Reletting. No reletting of the Premises by Landlord permitted under Section 17.2 shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of Landlord’s intention to terminate is given to Tenant, or unless the termination of the Lease is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous breach, provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.
     Section 17.4 Default of Landlord. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion.
     Section 17.5 Non-Waiver. Failure by Landlord to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord’s knowledge of that preceding breach at the time of acceptance of the Rent.
     Section 17.6 Mortgagee Protection. In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty (60) day period, the Lease shall not be terminated if the mortgagee or beneficial of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Property, the sixty (60) day period shall be extended to include the time needed to obtain possession of the Premises by the mortgagee or beneficiary of a deed of trust by power of sale, judicial foreclosure, or other legal action required to recover possession, provided that these avenues are pursued with due diligence.
ARTICLE 18. LIMITATION OF LIABILITY
     Section 18.1 Limitation of Landlord’s Liability. Tenant understands, covenants and agrees the Landlord’s liability under this Lease is expressly limited to Landlord’s interest in the Property and the Building, and Tenant shall have no recourse hereunder against any member or manager of Landlord nor any other property of Landlord or any property of any member or manager of Landlord. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns hereby further covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
               18.1.1 The sole and exclusive remedy shall be against Landlord’s interest in the Property and the Building;
               18.1.2 No member or manager of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the Landlord);
               18.1.3 No service of process shall be made against any member or manager of Landlord (except as may be necessary to secure jurisdiction over Landlord);
               18.1.4 No judgment will be taken against any member or manager of Landlord;
               18.1.5 No writ of execution will ever be levied against the assets of any member or manager of Landlord other than the limited liability company assets of Landlord; and
               18.1.6 These covenants and agreements are enforceable both by Landlord and also by any member or manager of Landlord.
     Section 18.2 Applicability. Tenant agrees that each of the covenants and agreements contained in Section 18.1 above shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
ARTICLE 19. NOTICES
     Section 19.1 Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein and shall be personally served or given by mail Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mail, certified mail, return receipt requested, and postage prepaid, addressed to the party to be served at the last address given by that party to the other party under the provisions of this section. As of the Lease Commencement Date, the addresses of the Landlord and Tenant are as specified in the Lease Summary.

ARTICLE 20. HAZARDOUS SUBSTANCES
     Section 20.1 Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful (collectively referred to as “Hazardous Substances”), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance.
     Section 20.2 Cleanup Costs, Default and Indemnification. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building, whether or not consented to by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.
ARTICLE 21. MISCELLANEOUS
     Section 21.1 Headings. The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.
     Section 21.2 Amendments. Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.
     Section 21.3 Time of the Essence. Time is expressly declared to be of the essence of this Lease.
     Section 21.4 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.
     Section 21.5 Language. The words “Landlord” and “Tenant”, when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word “persons” whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.

     Section 21.6 Invalidity. If any provision of this Lease shall be deemed to be invalid, void or illegal it shall in no way affect, impair or invalidate any other provision hereof.
     Section 21.7 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to determine, but include, without limitation, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, in the event Tenant shall fail to pay any installment of Rent or other sum due hereunder within three (3) days of the due date, Tenant shall pay to Landlord as Additional Rent and as a reasonable estimate of the costs to Landlord, a late charge equal to ten percent (10%) of each installment or the sum of One Hundred Dollars ($100.00) per month, whichever is greater. A Fifty Dollar ($50.00) charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord pays any sum or expense on behalf of Tenant which Tenant is obligated to pay hereunder, or in the event Landlord expends any other sum or incurs any expense, or Tenant fails to pay any sum due hereunder, Landlord shall be entitled to receive interest upon that sum at the rate of eighteen percent (18%) per annum until paid.
     Section 21.8 [Not Used].
     Section 21.9 Computation of Time. The word “day” means “calendar day” herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.
     Section 21.10 Applicable Law. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.
     Section 21.11 Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees, and other court costs, both at trial and on appeal.
     Section 21.12 Termination. Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant and all persons claiming under Tenant in and to the Premises shall cease.
     Section 21.13 Broker’s Commission. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the negotiation and/or execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker/agent or salesperson in connection with this Lease except for those identified in the Lease Summary. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against, all of such liabilities and claims (including, without limitation, attorneys’ fees and costs) made by any other broker/agent or salesperson claiming to represent Tenant in connection with this Lease.

     Section 21.14 Signs or Advertising. The Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building which can be seen from outside the Premises, without first obtaining Landlord’s written consent thereto. Any consent so obtained from Landlord shall be with the understanding and agreement that Tenant will remove these items at the termination of the tenancy herein created and repair any damage or injury to the Premises or the Building caused thereby. Landlord will install and maintain an Office Tower directory of tenants in the principal lobby entrances of the Building, and Landlord may, as it may determine from rime to time, publish or advertise the Office tenancy list of Landlord’s Building. Tenant shall not use photographs, drawings, of other renderings of the Building, the Building logo or tradename, or any other proprietary name, mark or symbol of Landlord without first obtaining Landlord’s prior written consent.
     Section 21.15 Transfer of Landlord’s Interest. In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer.
     Section 21.16 Counterparts. This Agreement may be executed by the parries in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.
     Section 21.17 Quiet Enjoyment. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.
     Section 21.18 Authority. Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.
     Section 21.19 Name of Building. In the event Landlord chooses to change the name of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.
     Section 21.20 Rules and Regulations. Tenant agrees to abide by and adhere to any rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not materially change the provisions of this Lease. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto.
     Section 21.21 Consents. Landlord shall act reasonably when determining whether to give any consents or approvals under the terms of this Lease.

     Section 21.22 Agency Disclosure. At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).
     Section 21.23 Lease Summary, Addendum and Exhibits. The Lease Summary, set forth in the opening pages of the Lease, as well as any Addenda and Exhibits to this Lease are hereby incorporated herein by reference.
     Section 21.24 Survival. Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.
     Section 21.25 Parking. During the term of the Lease, Landlord shall make available to Tenant in the Building Garage a total of four (4) vehicle parking spaces. The parking spaces shall be available as unreserved and undesignated spaces. Tenant shall pay Landlord (or the Garage operator if Landlord so requests) monthly rent for each vehicle parking space provided hereunder at the monthly parking rate for similar spaces in the Garage established from time to time by Landlord or the Garage operator. Tenant’s use of parking in the Building Garage shall be subject to the terms and conditions of the Parking Agreement attached hereto as Exhibit H.
     IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.

TENANT:	SCOPE INTERNATIONAL, INC.,
a Washington corporation

	By:	/s/ Terry Mulberg
		Its	President

LANDLORD:	BENTALL CITY CENTRE L.L.C.,
a Washington limited liability company

	By:	BENTALL U.S. L.L.C., a Washington
limited liability company
Its Sole member

	By:	/s/ Gary J. Carpenter Gary J. Carpenter
Chief Operating Officer

	By:	/s/ Betsy Sutherland Betsy Sutherland
Vice President and Regional Manager

TENANT ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this 28th day of September, 1998 before me personally appeared Terry Mulberg, to me known to be the President of SCOPE INTERNATIONAL, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Elizabeth S. Sutherland Notary Public in and for the State of Washington, residing at Seattle
My commission expires: 11-15-98
Elizabeth S. Sutherland
[Type or Print Notary Name]
(Use This Space for Notarial Seal Stamp)

LANDLORD’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.
     On this 28th day of September, 1998 before me personally appeared Gary Carpenter, to me known to be the Chief Operating Officer of Bentall U.S. L.L.C., the sole member of BENTALL CITY CENTRE L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Anne M. Douglas Notary Public in and for the State of Washington, residing at Seattle
My commission expires: 5-29-01
Anne M. Douglas
[Type or Print Notary Name]
(Use This Space for Notarial Seal Stamp)

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.
     On this 28th day of September, 1998 before me personally appeared Betsy Sutherland, to me known to be the Vice President and Regional Manager of Bentall U.S. L.L.C., the sole member of BENTALL CITY CENTRE L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Anne M. Douglas Notary Public in and for the State of Washington, residing at Seattle
My commission expires: 5-29-01
Anne M. Douglas
[Type or Print Notary Name]
(Use This Space for Notarial Seal Stamp)

EXHIBIT A

EXHIBIT B
LEGAL DESCRIPTION
PARCEL A:
Apartment Number 2 of Sixth and Union Condominium, a condominium intended for commercial use, according to the condominium plan and survey map delineating said apartment, recorded in Volume 90 of condominiums, pages 1 through 9, inclusive, under King County Recording Number 8901121121;
TOGETHER WITH an undivided 54.8% interest in the common areas and facilities appertaining to said apartment, and including therein, limited common areas and facilities so appertaining, according to the condominium declarations recorded under King County Recording Number 8901121122.
PARCEL B:
The southeasterly half of Lot 6 and all of Lot 7, Block 17, Addition to the Town of Seattle, as laid out by AA. Denny (commonly known as A.A. Denny’s Third Addition to the City of Seattle), according to the plat thereof recorded in volume 1 of Plats, page 33, in King County, Washington;
TOGETHER WITH the northeasterly half in width of vacated alley adjoining Lot 7 and the southeasterly half of Lot 6, all in Block 17; EXCEPT that portion lying within the following described parcel:
Beginning at the southeast corner of Block 17, Addition to the City of Seattle, as laid out by A.A. Denny (commonly known as A.A. Denny’s Third Addition to the City of Seattle), according to the plat thereof recorded in Volume 1 of Plats, page 33, in King County, Washington; thence northerly along the east line of said Block 17, north 30 37’10” west 5.00 feet to a point 5.00 feet northerly of, as measured at right angles, the south line of said Block 17 and the TRUE POINT OF BEGINNING; thence westerly and parallel with the south line, south 59 21’52” west 131.00 feet; thence northerly and parallel with the east line of said Block 17, north 30 37’10” west 127.50 feet; thence easterly and parallel with the south line of said Block 17, north 59 21’52” east 131.00 feet to the east line of said Block 17; thence southerly along said east line, south 30 37’10” east 127.50 feet to the point of beginning.
PARCEL C:
     Beginning at the southeast corner of Block 17, Addition to the City of Seattle, as laid out by A.A. Denny (commonly known as A.A. Denny’s Third Addition to the City of Seattle), according to the plat thereof recorded in Volume 1 of Plats, page 33, in King County, Washington; thence northerly along the east line of said Block 17, north 30 37’10” west 5.00 feet to a point 5.00 feet northerly of, as measured at right angles, the south line of said Block 17; thence westerly and parallel with said south line, south 59 21’52” west 131.00 feet to the TRUE POINT OF BEGINNING; thence northerly and parallel with the east line of said Block 17, north 30 37’10” west 127.50 feet; thence easterly and parallel with the south line of said Block 17, north 59 21’52” east 131.00 feet to the east line of said Block 17; thence northerly along said east line, north 30 37’10” west 217.23 feet to a point 10.00 feet south of, as measured at right angles, the north line of Block 17; thence westerly and parallel with said north line, south 59 22’24” west 256.07 feet to the west line of said Block 17; thence southerly along said west line, south 30 38’15” east 229.85 feet to the northwest corner of Lot 9 of said Block 17; thence easterly along the north line of said Lot 9, north 59 22’03” east 120.00 feet to the northeast corner of said Lot 9; thence southerly along the east line of said Lot 9, south 30 37’43” east 114.92 feet to a point 5.00 feet northerly of, as measured at right angles, the south line of said Block 17; thence easterly and parallel with said south line, north 59 21’52” east 4.98 feet to the point of beginning; EXCEPT the southeasterly half of Lot 6 and all of Lot 7, Block 17, Addition to the Town of Seattle, as laid out by A.A. Denny (commonly known as A.A. Denny’s Third Addition to the City of Seattle), according to the plat thereof recorded in Volume 1 of Plats, page 33, in King County, Washington; AND EXCEPT the northeasterly half in width of the vacated alley adjoining said Lot 7 and the southeasterly half of Lot 6, all in Block 17.

EXHIBIT C
TO
U.S. BANK CENTRE OFFICE LEASE AGREEMENT
SCOPE INTERNATIONAL, INC.
WORKLETTER
I.	BASIC BUILDING IMPROVEMENTS PROVIDED BY LANDLORD

Tenant shall accept the Premises on an “AS-IS” basis. Landlord shall have no obligation to alter, remodel or improve the Premises, excluding Landlord’s agreement to construct and install a doorway into the existing inaccessible approximate 500 square foot area, which comprises a portion of the 3,874 rentable area of the premises, which area Landlord shall cause to be clean and clear of existing property of other tenant(s), ready for the installation by Tenant of the Tenant Improvements described in this work letter.

II.	TENANT IMPROVEMENTS

Subject to Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed or unreasonably conditioned, Tenant shall have the right to have certain tenant improvements installed in the Premises in accordance with the provisions of the Lease and this Work Letter. The tenant improvements approved by Landlord are referred to as the “Tenant Improvements”. Landlord shall pay the cost of such Tenant Improvements up to an amount equal to $13.00 per rentable square foot of the Premises (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be used exclusively for the cost of design and construction of Tenant Improvements which will be permanently affixed to the Premises including, but not be limited to: Landlord’s construction management fee (as described in Section IV below), space planning fees, architectural fees, engineering fees, cabling, partitions, doors, door frames, hardware, paint, wall coverings, bass, floor coverings, thermostats, telephone and electrical outlets, light switches, window coverings, all fire life safety modifications and upgrades, supplemental HVAC, all applicable permit fees, building standard signage and sales tax. The Tenant Improvement Allowance shall not be used for Tenant’s personal property including equipment, furniture, or trade fixtures. The cost of the Tenant Improvements up to the Tenant Improvement Allowance shall be applied by Landlord directly to Landlord’s contractor performing the work. All costs and expenses related to the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid directly by Tenant to the contractor(s) performing the work when due.

III.	DESIGN OF TENANT IMPROVEMENTS

Tenant shall cause Tenant’s architect to prepare all space plans, work letters and construction drawings for the Tenant Improvements, all of which shall be subject to Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall use one of Landlord’s approved architects for preparation or review of the Final Plans (as defined below). The construction drawings (the “Final Plans”) shall be sufficient to obtain all required building permits.

IV.	CONSTRUCTION OF TENANT IMPROVEMENTS
A.	Construction by Landlord: Landlord’s contractor shall construct the Tenant Improvements in accordance with the approved Final Plans (the “Work”). Tenant may select Tenant’s contractor from a list of three contractors provided by Landlord. Tenant shall be responsible for reviewing all bids for the Tenant Improvements. Tenant, at Tenant’s cost, shall provide Landlord with a copy of final as-built plans following completion of the Tenant Improvements. Tenant shall pay Landlord a construction management fee equal to, four percent (4%) of the actual cost of the Work (excluding design fees), as evidenced by the signed construction contract with Unimark Construction, including, without limitation, permit fees, sales tax, and change orders. Landlord shall use its reasonable best efforts to cause the contractor to complete the Work by the Lease Commencement Date.

B.	Payments: Payment for the Work shall be made in accordance with Section II above.

C.	Changes in Final Plans: Any substantive change to the Final Plans must be approved by Landlord in writing and shall be completed at Tenant’s expense.

EXHIBIT D
RULES AND REGULATIONS
1. The sidewalks, halls, passages, elevators, stairways, exits and entrances of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. The halls, passages, exits, entrances, elevators, retail arcade, escalators, balconies and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing in this Lease shall be construed to prevent access to persons with whom Tenant normally deals in the ordinary course of its business, unless those persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building, except in areas that Landlord may designate as “Common Areas” from time to time.
2. The Premises shall not be used for lodging or sleeping. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant’s Lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of hot beverages and use of microwave ovens for Tenant and its employees shall be permitted.
3. Landlord shall clean the leased Premises in manner reasonably standard and consistent with the Building as a first class building in CBD of Seattle, attached hereto, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall have the right to have an employee on the Premises for special and/or extraordinary cleaning as desired by Tenant and at Tenant’s expense. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.
4. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Building and the Premises that shall have been furnished to Tenant and in the event of less of any keys and/or security cards so furnished, shall pay Landlord for the lost keys and/or security cards and changing of locks as a result of such loss.
5. The freight elevator shall be available for use by Tenant, subject to reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. No safes or other objects larger or heavier than the freight elevator of the Building is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of thickness as is necessary to properly distribute the weight of those objects. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant. The moving of heavy objects shall occur only between those hours as may be designated by and only upon written notice to Landlord and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.
6. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any debris or other substance into any of the corridors, halls or lobbies or out of the doors or windows or into the stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.
7. During non-business hours and on holidays access to the Building, or to the halls, corridors or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement or other circumstances rendering that action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of that activity by taking those actions that Landlord may deem appropriate, including closing entrances to the Building.
8. Tenant shall see that the doors of the Premises are closed and securely locked when Tenant’s employees leave the Premises, after hours.
9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be paid for by Tenant.
10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s Lease. No Tenant shall obtain for use upon the Premises ice, towel and other similar services, or accept barbering or shoe polishing services in the Premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord.
11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

12. Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises. All mail carts shall be equipped with rubber guards to protect elevators, doors and hallways.
13. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have consented at anytime, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule 13 or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.
14. Except as shown in the design plan approved by Landlord, the sashes, sash doors, windows, glass, relights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall nor be covered or obstructed and, there shall be no hanging plants or other similar objects in the immediate vicinity of the windows or placed upon the window sills or hung from the window heads.
15. No tenant shall lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 15 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.
16. All loading, unloading, and delivery of merchandise, supplies, materials and furniture to the Premises shall be made during reasonable hours and in entryways and elevators as Landlord shall designate. In its use of the building loading dock, Tenant shall not obstruct or permit the obstruction of loading areas, and at no time shall Tenant park vehicles in the loading areas except for loading and unloading.
17. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent these activities.
18. Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.
19. Landlord may direct the use of all pest extermination and scavenger contractors through-out the Building and/or Premises at intervals as Landlord may require.

20. If Tenant desires telephone or telegraph connections, Landlord will direct service technicians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.
21. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of mechanical or electrical systems of the Building.
22. Landlord reserves the right to select the name of the Building and to change the name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.
23. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.
24. Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rules and Regulations against any or all of the tenants in the Building.
25. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.
26. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.
27. Landlord reserves the right to make additional rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT E
Intentionally deleted.

EXHIBIT F
ESTOPPEL CERTIFICATE
(FORM)
__________________________
__________________________
__________________________ (the
“Agent”), for itself and as agent
for certain lenders (“Lenders”)
BENTALL CITY CENTRE L.L.C.,
a Washington limited liability company,
(“Landlord”)
OFFICE TENANT ESTOPPEL CERTIFICATE

Re:	Lease Dated:

Commencement Date:

Termination Date:

	Landlord:	BENTALL CITY CENTRE L.L.C.
Tenant:

	Premises:	Approximately ______ sq. ft. located at Suite ______, U.S. Bank Centre, 1420 Fifth Avenue, Seattle, Washington (“Premises”)
     Tenant under the above-described lease (the “Lease”) hereby certifies to Agent and to Landlord as follows:
1. Attached hereto is a true, correct and complete copy of the Lease, the Premises of which are more particularly described in the Lease. The Lease represents the entire agreement between the parties as to the Premises and is now in full force and effect. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.
2. The term of the Lease commenced on ____________, 19 ____. Rent commenced to accrue on ____________,19 ____.
3. Tenant entered into occupancy of the Premises on or about ____________, 19 ____. Tenant opened for business at the Premises on or about ____________, 19 ____.

4. The initial term of the Lease shall expire on ____________, 19 ___, with ______ (___) renewal option(s) of a period of ____________ (______) years each.
5. The Lease has not been amended, modified, supplemented, extended, renewed or assigned, except as follows: __________________________________________________________________________________________________________

(if none, so state)
6. All conditions of the Lease to be performed by Landlord thereunder and necessary to the enforceability of the Lease have been satisfied, except as follows: _______________________________________________________________________

(if none, so state)
7. Tenant acknowledges that the Lease has been (or will be) assigned to Agent. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord.
8. The amount of fixed monthly rent is currently $ _________.
9. The amount of the security deposit (if any) deposited by Tenant is $ _________. No other security deposits have been made.
10. Tenant is paying the full rental under the Lease, which rental has been paid in full as of the date hereof. No rental under the Lease has been paid for more than thirty (30) days in advance of its due date.
11. There are no defaults on the part of Landlord under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, would exist) which give Tenant the right to cancel or terminate the Lease.
12. Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.
13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.
14. There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.
15. Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any hazardous waste, hazardous substances, toxic waste, toxic substances or related materials (collectively, “Hazardous Materials”) on, under, in or about the Premises, or transported any Hazardous Materials to or from the Premises, other than Hazardous Materials used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws.
16. Tenant acknowledges that the present Landlord of the Premises is BENTALL CITY CENTRE L.L.C., the owner of the property which includes the Premises.
17. Tenant’s address for notices under the terms of the Lease is: ______________________________________________________________

18. Tenant acknowledges that Landlord is relying on the representations made herein.
19. Tenant acknowledges that Lenders intend to continue to finance the indebtedness of BENTALL CITY CENTRE L.L.C or its partners, to be secured by the property of which the Premises are a part, that BENTALL CITY CENTRE L.L.C. intends to collaterally assign the Lease to Agent in connection with such financing, and that Lenders are relying upon the representations made herein.
20. Tenant confirms that BENTALL CITY CENTRE L.L.C continues to be the Landlord under the Lease. Tenant will continue to pay all rents and other amounts due thereunder to BENTALL CITY CENTRE L.L.C. in accordance with notices delivered or to be delivered by BENTALL CITY CENTRE L.L.C.
           DATED: ____________, 19 ____

TENANT:

a

By.

Its

ACCEPTED AND AGREED THIS
______ day of _________, 19___.
LANDLORD:
BENTALL CITY CENTRE L.L.C, a Washington limited liability company
By BENTALL U.S. L.L.C., a Washington limited liability company

Its Sole Member

By
Gary J. Carpenter Chief Operating Officer
Exhibit A — Lease

EXHIBIT G
SUBORDINATION AGREEMENT (FORM)
SUBORDINATION, ATTORNMENT,
NOTICE AND NON-DISTURBANCE AGREEMENT
     THIS AGREEMENT is made as of the ______ day of ____________, 1990, by and between ______________________________ (“Tenant”), and ________________________ (the “Agent”), for itself and as agent of certain lenders (“Lenders”).
RECITALS:
A. Tenant entered into a certain lease (the “Lease”), dated the ______ day of _________19___, with BENTALL CITY CENTRE, L.L.C., a Washington limited liability company (“Landlord”), pertaining to certain improvements (the “Improvements”) constructed on land located in King County, Washington, described on Exhibit A (the land and the improvements are hereafter called “the Property”).
B. Lenders continue to provide financing (the “Loans”) which is secured by a Deed of Trust, Security Agreement and Financing Statement from Landlord recorded in the records of King County, Washington, creating a valid first lien on the Property and a valid Deed of Trust (the Deed of Trust and all renewals, modifications, substitutions, extensions and replacements thereof, including increases in the indebtedness secured thereby, are hereafter collectively called the “Deed of Trust”).
C. Lenders have required that Tenant subordinate its interest in the Lease to the Deed of Trust and agree to attorn to Lenders as a condition precedent to the making of the Loans.
     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants set forth herein, Tenant and Agent hereby agree as follows, notwithstanding anything contained in the Lease to the contrary;
     1. Tenant agrees that the Lease and the rights of Tenant thereunder are and shall remain subordinate to the Deed of Trust and all renewals, extensions, and modifications thereof.
     2. Lenders agree that they will not disturb the possession of Tenant under the Lease upon any judicial or nonjudicial foreclosure of the Deed of Trust, or upon acquiring title to the Property by deed in lieu of foreclosure if Tenant is not then in default under the Lease or hereunder, and agree further that, so long as Tenant is not in default under the Lease or hereunder, Lenders thereafter will (a) accept the attornment of Tenant, (b) recognize all renewal rights set forth in the Lease, and (c) undertake and perform all obligations as Landlord under the Lease.

     3. In the event of the foreclosure of the Deed of Trust, judicially or nonjudicially, or if title to the Property is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the Deed of Trust or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under the Lease for the balance then remaining of the term thereof, subject to all terms and conditions of the Lease; provided, however, that in no event shall any such purchaser (or grantee) of the Property or the holder of the Deed of Trust be; (i) liable for obligations or acts of Landlord occurring or arising prior to the date of such foreclosure or deed on lieu of foreclosure, (ii) liable for any rent paid in advance by Tenant for any period beyond the month in which Lender succeeds to the interest of Borrower under the Lease, (iii) subject to any offsets or defenses which Tenant may have against any prior Landlord, except for on-going non-monetary obligations of the Landlord under this Lease, (iv) bound by any previous amendment or modification of the Lease or any waiver or forbearance by Landlord unless the same was approved in writing by Lender.
     4. Tenant agrees that with respect to any written notice required to be given to Landlord under the Lease, a copy of such notice shall be delivered to Agent. Tenant also agrees to give Agent notice of each default of Landlord and any successor landlord under the Lease and thirty (30) days to cure such default prior to the exercise by Tenant of any right to terminate the Lease; provided that, if such default is of a nature that it is not capable of being cured within a 30-day period, Tenant shall not exercise any such right to terminate the Lease if Agent is diligently pursuing such cure. With respect to a default which is personal to Landlord such as bankruptcy and thus not capable of being cured by Agent or a default which is not capable of being cured without possession of the Property, Agent shall be deemed to be curing such default if, within such 30-day period, Agent commences and thereafter pursues (subject to any judicial stays, injunctions, or other delays) foreclosure proceedings with respect to the Property.
     5. Any notice required of permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or such other addresses as they have heretofore specified by written notice delivered in accordance herewith:

Tenant:

Agent:

     6. Tenant shall not pay rental under the Lease for more than one month in advance.

     7. Tenant acknowledges that as of the date of execution of this Agreement, there is no default by the Landlord under the terms of the Lease and the Lease is in full force and effect.
     8. Nothing in this Agreement shall be construed to require Agent to see to the application of the proceeds of the Loan, and Tenant’s agreement set forth herein shall not be impaired on account of any modifications of the documents evidencing and securing the Loans.
     9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their successors and assigns.
     EXECUTED as of the date set cut above and all documents attached hereto will be effective on the date stared above.

TENANT:

a

By:

Its:

AGENT:

By:

Its:

ACCEPTED AND AGREED THIS
______ day of _________, 19___.
LANDLORD:
BENTALL CITY CENTRE L.L.C, a Washington limited liability company
By BENTALL U.S. L.L.C., a Washington limited liability company

Its Sole Member

By
Gary J. Carpenter Chief Operating Officer
Exhibit A — Legal Description
ADD APPROPRIATE ACKNOWLEDGMENT FORMS FOR SIGNATURES

EXHIBIT H
PARKING AGREEMENT
Unless terminated as set forth herein, so long as the lease to which this Parking Agreement is attached (hereinafter the “Lease”) remains in effect, and so long as the Rules and Regulations adopted by Landlord are not violated, Tenant hereby rents from Landlord, and Landlord hereby rents to Tenant, for use by Tenant or Tenant’s employees who normally occupy the Building, on a non-exclusive basis, FOUR (4) parking space(s) in the above-referenced parking garage (hereinafter “Garage”) at the current monthly market rate which shall be established by Landlords’ Parking Operator (hereinafter “Operator”) and adjusted from time to time and applicable to monthly parking spaces. Tenant may validate visitor parking by such methods or methods as Operator may approve, at the validation rate and from time to time generally applicable to visitor parking. Landlord expressly reserves the right to designate parking areas and to modify the parking structure for other uses or to any extent. Tenant may terminate Tenant’s rental of one or more of the parking spaces by giving Landlord fifteen (15) days advance written notice thereof. Unless Tenant terminates the rental of the parking spaces, Tenant shall be responsible for paying rent on all parking space for the entire term of the Lease. If Tenant terminates the rental of one or more parking spaces, Tenant shall not have the right to reinstate the parking spaces terminated unless Landlord determines, in its sole discretion, that sufficient parking spaces are available.
The following Rules and Regulations, including the sticker, Secard or other identification system (hereinafter “Parking Identification”) established by operator, are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory Rules and Regulations for the Garage as it deems necessary for the operation of the Garage. Landlord may refuse to permit any person who violates the Rules and Regulations to park in the Garage, and any violation of these Rules and Regulations may result, in the operator’s full discretion, in the violator’s vehicle being barreled at a charge of $15.00 and/or removed at the violator’s expense. In either of said events, the Parking Identification supplied by Landlord may be requested by Landlord and must then be returned to Landlord.
RULES AND REGULATIONS
1.	Public Garage hours are posted at the entrance and exits of the Garage. Landlord reserves the right to adjust such hours.
2.	Vehicles must be parked entirely within the stall lines painted on the floor.
3.	Monthly parkers may park in any open space not designated “reserved”, “handicapped” or “no parking”.
4.	All directional signs and arrows must be observed.
5.	The speed limit shall be 5 miles per hour.

6.	Parking is prohibited:
a.	In areas not striped for parking;

b.	In aisles;

c.	Where “no parking” signs are posted;

d.	In cross-hatched areas;

e.	In such other areas as may be designated by operator;

f.	In compact stalls by oversized vehicles.
7.	The Parking Identification supplied by Landlord or operator shall remain the property of Landlord. Such Parking Identification must be displayed as requested and may not be mutilated in any manner. The serial number of the Parking Identification may not be obliterated. Parking Identification may be transferable upon prior authorization by Operator, but any Parking Identification in the possession of an unauthorized holder will be void.
8.	The monthly rate for rental of parking spaces is payable in advance and must be paid on or before the first day of each month. Failure to do so will automatically cancel parking privileges and a reinstatement fee may be charged. No deductions or allowances from the monthly rate will be made for days the designated parker does not use the Garage.
9.	Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.
10.	Every designated parker is required to park and lock his own vehicle. All responsibility for damage to vehicles or persons while in the Garage is assumed by the designated parker.
11.	Loss or theft of Parking Identification from vehicles must be reported to the Operator immediately.
a.	Any Parking Identification reported lost or stolen found on any unauthorized vehicle will be confiscated and the holder will be subject to prosecution.

b.	Any Parking Identification found by the user must be reported to the Operator immediately to avoid confusion.
12.	Spaces rented to persons are for the express purpose of parking one vehicle per space. Washing, waxing, cleaning or servicing of any vehicle by the designated parker and/or his agents is prohibited.
13.	Parking shall be for motor vehicles only. Trailers, or similar transport vehicles designed to be towed by a motor vehicle, shall be prohibited.

14.	Operator reserves the right to refuse the sale of monthly stickers or other Parking Identification to any Tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations and all posted city, state or federal ordinances, or laws or agreements.
15.	Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulations.
16.	Landlord shall not be responsible for any theft and/or vandalism to designated Parker’s vehicle or its contents while in the Garage.
17.	If designated parker forgets Parking Identification and a daily ticket is pulled, that ticket must be presented for validation to the Operator the same day prior to exiting the Garage or otherwise, the posted daily parking rate will apply.
18.	Parking privileges shall be on an unassigned or executive valet basis as designated by Operator.
Monthly parking is available twenty-four (24) hours, seven (7) days a week. Tenants and their visitors shall have priority use of all parking areas. Garage monthly parking charges may be adjusted from time to time by Landlord.
Upon receipt of payment, a fully completed signed parking application, and this Agreement, by operator, the designated parker will be issued Parking Identification to be used to gain access to the Garage. Only one Parking Identification will be issued and it is the responsibility of the designated parker to transfer the Parking Identification if they have more than one vehicle. Payment of the monthly parking is the responsibility of the Tenant. Parking access may be restricted depending on the parking area selected. Monthly parkers taking tickets to gain access to a restricted area will be responsible for payment of the posted parking rate upon exiting.
Monthly parking fees are due and payable in advance on the first day of the month. If the monthly parking fee is not paid by the fifth working day of the month, Operator will terminate the monthly parking privileges ( and have the designated Parker’s Parking Identification, if applicable, deleted from the system, denying access to the parking areas. If the fifth of the month falls on a weekend or holiday, the next business day will apply.
MONTHLY PARKING IS PAYABLE WITHOUT THE SUBMISSION OF AN INVOICE OR STATEMENT AND A REINSTATEMENT FEE OF $15.00 WILL BE IMPOSED FOR PAYMENTS RECEIVED AFTER 2:00 P.M. ON THE FIFTH WORKING DAY OF EACH MONTH.
There are no refunds granted for monthly parking for any reason.
Proration to one-half (1/2) month’s monthly parking fee will be observed only after the 16th day of each month.

EXHIBIT “A”
Seattle Leasing Co. Lease No. 2335

Quantity	Equipment Description

Inter-Tel Axxess Digital Telephone System equipped to accommodate: 24 Digital Stations, 8 Analog Stations, 1 Local T-1

1	Axxess Main Cabinet, 7 Universal Card Slots, includes Remote Maintenance Modem
1	Power Supply (9 amp)
1	Axxess CPU 128, includes CPU 128 Software
1	Axxess Database, Programming Software — Provides Windows-Based System Administration
1	25-Unit Software Key (PAL)
1	Digital Station Card, 8 Digital Telephones Per Card, Requires Card Slot
1	Digital Station Card, 16 Digital Telephones Per Card, Requires Card Slot
1	T-1 Card, on Board CSU, Requires Card Slot
19	Standard Digital Telephone with Liquid Crystal Display, Features 32 Character LCD, Speakerphone Capability w/Use of Options Card
4	Executive Digital Telephone, Features 6X16 Character Context Sensitive LCD and Full-Duplex Speakerphone
1	Direct Station Selection (DSS) Console, Features 60 DSS Programmable Keys, Requires PC Data Port Module
1	Option Card, Supports up to 4 DSP’s, Includes Options Software, One DSP Included on Card, Requires Card Slot
1	Axxessory Talk Windows NT Platform, 4 Ports, 165 Hours Storage
1	Axxessory Talk Visual Mail, 20 User, Integrates Voice Mail, E-Mail and Faxes on Computer Desktop, Displays messages within E-Mail sent across WAV files
1	Ultimate! Call Accounting Software for Windows
1	PC Shelf
1	Analog Station Card (16 Port)
1	Power Supply
1	PC Data Port Module
This Exhibit “A” is attached to and a part of Seattle Leasing Co. Lease No. 2335 and constitutes a true and accurate description of the equipment.

LESSEE: Scope International, Inc.

BY:	/s/ Terry Mulberg

TITLE: President

SCHEDULE “A”
EQUIPMENT LIST
Proposed System:      Inter-Tel Axxess Digital Telephone System equipped to accommodate:
=      24 Digital Stations
=      8 Analog Stations
=      1 Local T-1
System Capacity:      128 Universal Ports with the Ability to Expand up to 512 Universal Ports

			UNIT	EXTENDED
QTY	PART #	DESCRIPTION	PRICE	PRICE

SYSTEM COMPONENTS

1	550.1300/	Axxess Main Cabinet	$1,021.00	$1,021.00
	550.3026	— 7 Universal Card Slots,
		— Includes Remote Maintenance Modem

1	550.0110	Power Supply (9 amp)	$737.00	$737.00

1	550.2010	Axxess CPU 128	$1,580.00	$1,580.00
		— Includes CPU 128 Software

1	827.8662	Axxess Database	No Charge	No Charge
		Programming Software
		— Provides Windows-Based System Administration

1	827.8473	25-Unit Software Key (PAL)	$840.00	$840.00

	Required Feature Units: Optional Feature Units:
	Automatic Route Selection (3 units) Advanced CO Interface (7 units)
	Directories (2 units) ACD Hunt Groups (5 units)
	System forwarding (3 units) Uniform Call Distribution Hunt groups (5 units)
	Subtotal: 8 units

STATION/LINE CARDS

1	550.2101	Analog Station Card	$1,160.00	$1,160.00
		— 8 Ports Per Card
		— Requires Card Slot

1	550.2200	Digital Station Card	$414.00	$414.00
		— 8 Digital Telephones Per Card
		— Requires Card Slot

1	550.2250	Digital Station Card	$1,034.00	$1,034.00
		— 16 Digital Telephones Per Card

			UNIT	EXTENDED
QTY	PART #	DESCRIPTION	PRICE	PRICE
		— Requires Card Slot
1	550.2730	T-1 Card — On Board CSU	$2,530.00	$2,530.00
		— Requires Card Slot

STATION EQUIPMENT

19	550.4400	Standard Digital Telephone with Liquid Crystal Display	$307.00	$5,833.00
		— Features 32 Character LCD
		— Speakerphone Capability with Use of Options Card

4	550.4500	Executive Digital Telephone	$458.00	$1,832.00
		— Features 6 X 16 Character Context Sensitive LCD and Full-Duplex Speakerphone

1	550.4200	Direct Station Selection (DSS) Console - Features 60 DSS Programmable Keys - Requires PC Data Port Module	$381.00	$381.00

FEATURE SUPPORT EQUIPMENT

1	550.2600	Option Card	$578.00	$578.00
		— Supports up to 4 DSP’s
		— Includes Options Software
		— One DSP Included on Card
		— Requires Card Slot

VOICE MAIL

1	550.5221/823.1270	Axxessory Talk Windows NT Platform	$8,668.00	$8,668.00
		— 4 Ports, 165 Hours Storage

1	827.8703	Axxessory Talk Visual Mail	$2,475.00	$2,475.00
		— 20 User
		— Integrates Voice Mail, E-Mail and Faxes on Computer Desktop
		— Displays messages within E-Mail sent across WAV files

1	W700326PW	Ultimate! Call Accounting Software for Windows	$1,790.00	$1,790.00

		Subtotal		$30,873.00
		Less CPU Special		$703.00
		Subtotal		$30,170.00

			UNIT	EXTENDED
QTY	PART #	DESCRIPTION	PRICE	PRICE
		Less Discount		$3,017.00

		TOTAL INSTALLED PURCHASE PRICE		$27,153.00
				(plus tax)
Includes: One year WIN/WIN Extended Service Package. Telco coordination, and user training. Cable not included.

Sales Rep: Phone Number: Date:	Rosyln Comley 206-812-7036 September 29, 1998

Accepted By:	Date